HOME EQUITY ASSET TRUST 2007-3

DERIVED INFORMATION [4/18/07]

[$527,450,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$527,450,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date.  Approximately 26.9% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,955
Total Outstanding Loan Balance	$562,425,365*	Min	Max
Average Loan Current Balance	$190,330	$12,592	$855,000
Weighted Average Original LTV	81.4%**
Weighted Average Coupon	7.84%	5.13%	14.25%
Arm Weighted Average Coupon	7.70%
Fixed Weighted Average Coupon	8.34%
Weighted Average Margin	5.89%	1.59%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	97.0%
% Second Liens	3.0%
% Arms	78.3%
% Fixed	21.7%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$550,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.13 - 5.50	17	4,590,266	0.8	5.40	80.4	655
5.51 - 6.00	42	12,391,640	2.2	5.85	81.9	670
6.01 - 6.50	159	41,357,482	7.4	6.32	78.6	659
6.51 - 7.00	437	104,150,622	18.5	6.82	78.8	651
7.01 - 7.50	485	105,157,635	18.7	7.30	78.9	639
7.51 - 8.00	494	102,723,291	18.3	7.80	80.7	632
8.01 - 8.50	263	51,825,761	9.2	8.30	81.6	621
8.51 - 9.00	291	53,496,160	9.5	8.77	82.7	610
9.01 - 9.50	186	29,568,076	5.3	9.30	86.0	600
9.51 - 10.00	208	27,881,180	5.0	9.78	88.1	593
10.01 - 10.50	98	10,933,218	1.9	10.30	88.4	597
10.51 - 11.00	62	5,817,639	1.0	10.74	91.9	614
11.01 - 11.50	53	3,324,172	0.6	11.29	94.0	612
11.51 - 12.00	77	5,187,949	0.9	11.79	97.8	625
12.01 - 14.25	83	4,020,275	0.7	12.69	99.1	622
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
455 - 475	10	1,382,397	0.2	8.94	81.9	463
476 - 500	9	780,794	0.1	8.39	80.9	493
501 - 525	54	9,269,720	1.6	9.03	71.8	516
526 - 550	135	23,154,164	4.1	8.67	75.2	539
551 - 575	235	38,662,877	6.9	8.46	77.6	564
576 - 600	343	65,605,752	11.7	8.38	81.5	588
601 - 625	600	108,005,293	19.2	8.02	82.0	613
626 - 650	613	118,433,084	21.1	7.61	81.8	638
651 - 675	479	95,108,223	16.9	7.53	82.5	662
676 - 700	260	52,868,415	9.4	7.41	82.8	687
701 - 725	125	28,885,192	5.1	7.24	84.0	712
726 - 750	57	12,259,399	2.2	7.03	82.7	737
751 - 775	28	6,092,223	1.1	7.32	84.2	764
776 - 791	7	1,917,831	0.3	7.22	81.0	787
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance ($)	Loans	Balance ($)	Balance	%	%	FICO
12,592 - 50,000	216	7,129,060	1.3	11.01	97.3	635
50,001 - 100,000	514	38,445,873	6.8	9.26	83.7	616
100,001 - 150,000	584	72,486,950	12.9	8.13	80.6	624
150,001 - 200,000	516	90,282,419	16.1	7.71	80.7	629
200,001 - 250,000	377	84,696,014	15.1	7.66	80.8	628
250,001 - 300,000	263	71,883,772	12.8	7.50	81.1	636
300,001 - 350,000	170	55,383,995	9.8	7.65	81.1	635
350,001 - 400,000	123	46,129,839	8.2	7.52	81.6	639
400,001 - 450,000	71	30,102,058	5.4	7.57	80.4	634
450,001 - 500,000	51	24,179,422	4.3	7.68	80.8	644
500,001 - 550,000	28	14,840,469	2.6	7.32	80.7	649
550,001 - 600,000	18	10,317,322	1.8	7.82	84.9	648
600,001 - 650,000	8	5,014,743	0.9	7.70	83.8	653
650,001 - 700,000	7	4,774,146	0.8	7.59	83.2	658
700,001 - 750,000	6	4,295,253	0.8	7.12	79.5	672
750,001 - 855,000	3	2,464,030	0.4	9.24	93.2	634
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
21.74 - 50.00	65	10,317,166	1.8	7.88	42.8	597
50.01 - 55.00	32	5,230,847	0.9	7.67	52.8	586
55.01 - 60.00	50	9,940,513	1.8	7.57	57.8	604
60.01 - 65.00	66	14,615,754	2.6	7.84	63.2	591
65.01 - 70.00	105	21,208,006	3.8	7.62	68.5	597
70.01 - 75.00	140	29,656,338	5.3	7.70	73.8	609
75.01 - 80.00	1,244	259,576,199	46.2	7.40	79.8	645
80.01 - 85.00	234	52,927,457	9.4	7.81	84.3	624
85.01 - 90.00	497	100,483,090	17.9	8.08	89.7	628
90.01 - 95.00	110	20,246,157	3.6	8.87	94.8	633
95.01 - 100.00	412	38,223,840	6.8	10.03	99.9	642
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	800	146,441,845	26.0	8.18	81.8	629
1.00	136	33,311,903	5.9	7.96	78.5	631
2.00	1,322	257,888,192	45.9	7.65	82.2	635
3.00	697	124,783,426	22.2	7.79	80.1	629
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	2,061	362,223,225	64.4	7.69	82.0	625
Reduced	502	105,195,951	18.7	8.01	80.4	652
Stated Income / Stated Assets	363	89,195,770	15.9	8.24	80.4	635
No Income / No Assets	29	5,810,420	1.0	7.98	83.6	682
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	2,783	536,353,397	95.4	7.81	81.5	632
Second Home	20	4,324,159	0.8	8.24	87.0	647
Investor	152	21,747,809	3.9	8.41	78.8	637
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	358	105,160,081	18.7	7.36	79.9	643
Florida	314	61,619,160	11.0	7.96	79.7	634
Illinois	167	32,941,421	5.9	8.02	83.3	629
Arizona	157	32,067,591	5.7	7.50	82.3	643
Maryland	123	30,619,801	5.4	7.56	79.9	630
Washington	125	25,521,049	4.5	7.33	80.2	638
Virginia	121	24,871,503	4.4	8.04	81.6	628
New Jersey	87	22,547,364	4.0	7.84	79.2	640
New York	77	21,747,248	3.9	7.68	80.0	642
Georgia	103	15,625,775	2.8	8.43	84.0	620
Oregon	88	15,266,561	2.7	7.69	83.5	641
Nevada	60	13,781,743	2.5	8.31	85.2	635
Pennsylvania	109	13,763,685	2.4	8.00	82.1	626
North Carolina	99	13,090,259	2.3	8.28	82.2	619
Texas	119	12,856,789	2.3	8.08	82.4	623
Other	848	120,945,334	21.5	8.20	82.9	620
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	1,273	213,069,691	37.9	7.92	83.7	648
Refinance - Rate Term	246	46,134,861	8.2	7.50	81.5	632
Refinance - Cashout	1,436	303,220,814	53.9	7.84	79.9	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 2/28	1,238	253,466,603	45.1	7.62	81.1	636
Arm 2/28 - Balloon 40/30	376	89,742,711	16.0	7.87	82.5	623
Arm 2/28 - Balloon 45/30	3	741,325	0.1	8.49	81.5	623
Arm 2/28 - Balloon 50/30	73	20,847,374	3.7	7.89	81.4	634
Arm 3/27	173	37,443,681	6.7	7.75	83.5	641
Arm 3/27 - Balloon 40/30	50	12,586,622	2.2	8.06	86.0	630
Arm 3/27 - Balloon 45/30	4	805,740	0.1	7.29	80.3	573
Arm 3/27 - Balloon 50/30	49	14,334,764	2.5	7.77	80.4	632
Arm 5/25	33	8,957,676	1.6	7.19	80.5	657
Arm 5/25 - Balloon 40/30	6	1,251,977	0.2	7.06	83.5	639
Arm 6 Month	1	278,076	0.0	7.50	80.0	663
Fixed Balloon 30/15	221	11,892,834	2.1	11.37	99.6	652
Fixed Balloon 40/30	61	13,732,133	2.4	7.65	79.2	633
Fixed Balloon 45/30	1	263,060	0.0	6.99	80.0	468
Fixed Balloon 50/30	22	4,839,195	0.9	7.50	79.7	630
Fixed Rate	644	91,241,595	16.2	8.10	78.1	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	2,305	426,937,508	75.9	7.86	81.6	630
PUD	310	65,976,473	11.7	7.77	81.5	638
Condo	179	32,147,244	5.7	7.68	82.6	645
2 Family	101	23,297,596	4.1	7.86	79.1	636
3-4 Family	51	13,151,634	2.3	7.79	76.9	651
Co-op	9	914,912	0.2	8.03	81.6	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.59 - 4.00	48	13,617,735	3.1	6.96	79.5	668
4.01 - 4.50	65	18,465,205	4.2	6.48	80.0	666
4.51 - 5.00	190	49,001,841	11.1	6.99	79.5	649
5.01 - 5.50	269	64,851,420	14.7	7.27	81.8	644
5.51 - 6.00	460	104,270,263	23.7	7.45	81.4	641
6.01 - 6.50	340	72,133,493	16.4	7.82	81.7	629
6.51 - 7.00	395	82,083,655	18.6	8.44	81.9	612
7.01 - 7.50	121	19,095,836	4.3	9.14	87.0	608
7.51 - 8.00	106	14,552,931	3.3	9.13	85.4	610
8.01 - 8.50	7	1,551,931	0.4	9.90	89.8	570
8.51 - 9.00	3	346,380	0.1	9.95	86.1	545
9.01 - 9.38	2	485,860	0.1	9.61	82.4	632
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	7	1,211,480	0.3	7.50	79.3	572
4 - 6	17	2,731,720	0.6	7.84	81.6	522
10 - 12	4	974,651	0.2	8.92	72.9	537
13 - 15	15	2,203,305	0.5	8.55	80.8	519
16 - 18	19	4,424,326	1.0	8.20	82.7	596
19 - 21	990	215,467,212	48.9	7.51	82.0	634
22 - 24	647	138,952,584	31.5	7.95	80.7	637
25 - 27	2	203,234	0.0	9.12	83.5	514
28 - 30	1	329,433	0.1	8.60	64.1	517
31 - 33	88	22,101,217	5.0	7.96	86.9	639
34 - 36	177	41,647,734	9.5	7.71	81.6	637
Greater than 36	39	10,209,653	2.3	7.17	80.8	655
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.34 - 11.50	16	4,367,528	1.0	5.42	80.3	657
11.51 - 12.00	38	11,111,821	2.5	5.83	81.8	671
12.01 - 12.50	120	31,271,834	7.1	6.32	80.0	663
12.51 - 13.00	359	85,665,310	19.4	6.82	79.4	653
13.01 - 13.50	400	88,702,758	20.1	7.30	80.1	643
13.51 - 14.00	351	77,726,841	17.6	7.78	82.2	634
14.01 - 14.50	196	40,017,058	9.1	8.29	82.5	622
14.51 - 15.00	200	43,347,013	9.8	8.71	82.7	612
15.01 - 15.50	140	25,838,871	5.9	9.27	86.0	602
15.51 - 16.00	117	21,735,253	4.9	9.66	88.0	595
16.01 - 16.50	35	5,952,210	1.4	10.12	85.8	573
16.51 - 17.00	23	2,773,984	0.6	10.47	86.5	563
17.01 - 17.50	7	829,664	0.2	10.71	78.9	545
17.51 - 18.00	3	1,036,475	0.2	11.25	89.3	575
18.01 - 19.00	1	79,931	0.0	12.00	76.8	600
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
4.50 - 4.50	1	267,200	0.1	6.50	80.0	605
4.51 - 5.50	32	8,303,129	1.9	6.45	79.9	635
5.51 - 6.00	47	12,718,599	2.9	6.14	80.4	664
6.01 - 6.50	136	34,921,350	7.9	6.52	79.8	657
6.51 - 7.00	394	92,913,179	21.1	7.02	79.4	648
7.01 - 7.50	390	85,851,925	19.5	7.30	80.0	644
7.51 - 8.00	353	78,775,944	17.9	7.79	82.5	635
8.01 - 8.50	188	39,086,385	8.9	8.33	82.6	622
8.51 - 9.00	185	39,122,804	8.9	8.78	83.7	611
9.01 - 9.50	128	23,074,062	5.2	9.29	86.7	601
9.51 - 10.00	96	16,850,162	3.8	9.77	89.2	590
10.01 - 10.50	31	5,108,814	1.2	10.32	86.2	569
10.51 - 11.00	19	2,389,770	0.5	10.71	87.0	569
11.01 - 11.50	4	433,450	0.1	11.19	84.1	554
11.51 - 12.00	2	639,776	0.1	11.80	97.1	589
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	86	21,480,362	4.9	8.07	81.2	614
1.50	9	1,606,348	0.4	8.12	79.2	590
2.00	264	63,689,284	14.5	7.66	80.8	647
3.00	1,647	353,680,555	80.3	7.68	81.9	633
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,992	438,216,089	99.5	7.70	81.7	634
1.50	14	2,240,460	0.5	8.49	81.0	562
Total:	2,006	440,456,549	100.0	7.70	81.7	634

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	2,388	411,101,637	73.1	8.10	81.4	621
24	4	1,011,442	0.2	8.52	84.1	645
60	548	145,585,220	25.9	7.14	81.5	662
120	15	4,727,066	0.8	6.80	82.6	660
Total:	2,955	562,425,365	100.0	7.84	81.4	632

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date.  Approximately 26.5% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,722
Total Outstanding Loan Balance	$288,472,254*	Min	Max
Average Loan Current Balance	$167,522	$12,592	$640,000
Weighted Average Original LTV	81.7%**
Weighted Average Coupon	7.84%	5.13%	13.99%
Arm Weighted Average Coupon	7.68%
Fixed Weighted Average Coupon	8.38%
Weighted Average Margin	5.94%	1.59%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	97.5%
% Second Liens	2.5%
% Arms	76.8%
% Fixed	23.2%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$282,500,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.13 - 5.50	11	2,440,769	0.8	5.39	77.9	645
5.51 - 6.00	28	6,873,788	2.4	5.84	81.9	680
6.01 - 6.50	103	23,461,059	8.1	6.32	79.2	662
6.51 - 7.00	269	57,291,806	19.9	6.82	78.7	654
7.01 - 7.50	251	48,161,460	16.7	7.31	81.1	645
7.51 - 8.00	262	49,617,424	17.2	7.81	81.5	630
8.01 - 8.50	139	24,669,984	8.6	8.29	81.4	622
8.51 - 9.00	165	27,733,263	9.6	8.78	82.8	612
9.01 - 9.50	121	16,610,635	5.8	9.30	84.4	585
9.51 - 10.00	139	15,507,862	5.4	9.77	86.4	586
10.01 - 10.50	70	7,156,571	2.5	10.29	86.3	589
10.51 - 11.00	34	3,200,265	1.1	10.73	89.6	593
11.01 - 11.50	35	1,903,277	0.7	11.29	92.4	607
11.51 - 12.00	39	1,673,360	0.6	11.78	97.2	627
12.01 - 13.99	56	2,170,732	0.8	12.71	98.7	617
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
456 - 475	5	624,465	0.2	8.73	81.5	463
476 - 500	5	498,322	0.2	8.04	79.6	492
501 - 525	34	5,403,078	1.9	9.33	71.5	515
526 - 550	76	11,677,350	4.0	9.04	77.6	539
551 - 575	132	21,240,569	7.4	8.68	79.6	565
576 - 600	207	36,700,838	12.7	8.41	82.8	589
601 - 625	323	49,997,467	17.3	8.11	82.5	613
626 - 650	355	59,292,234	20.6	7.48	81.9	638
651 - 675	286	47,988,458	16.6	7.44	81.7	663
676 - 700	165	30,493,468	10.6	7.31	82.7	686
701 - 725	74	14,128,591	4.9	7.07	83.4	711
726 - 750	38	6,453,335	2.2	6.98	80.8	737
751 - 775	16	2,466,647	0.9	7.27	88.0	766
776 - 791	6	1,507,431	0.5	7.03	81.3	786
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance ($)	Loans	Balance ($)	Balance	%	%	FICO
12,592 - 50,000	161	5,009,160	1.7	11.16	98.7	639
50,001 - 100,000	304	22,497,395	7.8	9.17	84.1	616
100,001 - 150,000	368	45,515,365	15.8	8.03	81.4	627
150,001 - 200,000	331	58,013,656	20.1	7.68	81.2	634
200,001 - 250,000	232	51,998,651	18.0	7.61	81.5	628
250,001 - 300,000	131	35,643,737	12.4	7.43	81.4	640
300,001 - 350,000	103	33,534,369	11.6	7.62	80.2	632
350,001 - 400,000	67	25,182,312	8.7	7.44	81.3	643
400,001 - 450,000	17	6,998,734	2.4	7.84	81.8	637
450,001 - 500,000	5	2,403,951	0.8	7.20	73.8	636
500,001 - 550,000	2	1,034,924	0.4	7.33	88.5	662
600,001 - 640,000	1	640,000	0.2	8.15	80.0	652
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
21.74 - 50.00	37	6,250,879	2.2	7.92	43.5	602
50.01 - 55.00	12	2,572,172	0.9	7.64	52.3	599
55.01 - 60.00	23	4,693,353	1.6	7.46	58.1	622
60.01 - 65.00	42	8,946,664	3.1	8.06	63.2	593
65.01 - 70.00	46	9,109,994	3.2	7.82	68.5	607
70.01 - 75.00	79	16,354,172	5.7	7.84	73.9	621
75.01 - 80.00	674	117,331,784	40.7	7.35	79.8	645
80.01 - 85.00	126	26,667,055	9.2	7.71	84.4	621
85.01 - 90.00	373	69,432,997	24.1	8.05	89.7	628
90.01 - 95.00	73	11,717,088	4.1	8.67	94.8	636
95.01 - 100.00	237	15,396,097	5.3	10.22	99.9	637
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	471	71,748,576	24.9	8.28	82.4	631
1.00	68	15,057,488	5.2	7.95	79.4	633
2.00	775	135,147,949	46.8	7.60	82.3	631
3.00	408	66,518,241	23.1	7.84	80.5	635
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	1,237	194,084,037	67.3	7.72	83.3	628
Reduced	254	44,978,035	15.6	8.00	79.3	646
Stated Income / Stated Assets	218	47,367,414	16.4	8.15	77.6	633
No Income / No Assets	13	2,042,768	0.7	8.26	83.2	676
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	1,613	270,816,034	93.9	7.80	81.8	631
Second Home	15	3,277,040	1.1	8.27	88.4	649
Investor	94	14,379,180	5.0	8.50	78.8	645
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	157	44,192,325	15.3	7.26	76.2	629
Florida	158	27,765,467	9.6	7.95	79.2	632
Illinois	112	19,766,305	6.9	7.99	84.4	634
Maryland	84	18,894,879	6.5	7.50	82.3	640
Arizona	95	16,169,964	5.6	7.34	82.6	644
Washington	74	14,064,923	4.9	7.26	82.3	648
Virginia	71	12,975,029	4.5	8.07	83.7	631
New Jersey	51	12,366,456	4.3	7.92	78.4	637
Pennsylvania	79	9,166,712	3.2	8.13	84.4	636
New York	34	8,335,914	2.9	7.69	80.0	656
North Carolina	68	8,099,786	2.8	8.45	83.6	617
Oregon	49	7,633,805	2.6	7.55	84.1	641
Minnesota	49	7,090,367	2.5	7.93	83.9	637
Tennessee	59	6,611,944	2.3	8.23	85.8	629
Nevada	34	6,570,228	2.3	8.09	82.8	635
Other	548	68,768,150	23.8	8.27	83.9	622
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	651	81,177,699	28.1	7.92	83.1	642
Refinance - Rate Term	211	37,391,119	13.0	7.53	81.7	630
Refinance - Cashout	860	169,903,436	58.9	7.87	81.1	628
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 2/28	755	136,053,783	47.2	7.62	81.5	633
Arm 2/28 - Balloon 40/30	198	41,515,687	14.4	7.78	81.5	622
Arm 2/28 - Balloon 45/30	1	233,963	0.1	8.55	90.0	627
Arm 2/28 - Balloon 50/30	41	10,421,750	3.6	8.04	81.8	619
Arm 3/27	97	18,393,172	6.4	7.75	83.8	642
Arm 3/27 - Balloon 40/30	22	5,136,032	1.8	7.58	84.7	633
Arm 3/27 - Balloon 45/30	1	88,574	0.0	7.50	75.0	485
Arm 3/27 - Balloon 50/30	19	4,876,868	1.7	7.70	81.7	636
Arm 5/25	19	4,101,780	1.4	7.35	83.2	655
Arm 5/25 - Balloon 40/30	4	617,562	0.2	7.96	90.0	656
Fixed Balloon 30/15	109	4,240,868	1.5	11.46	99.7	650
Fixed Balloon 40/30	39	7,997,671	2.8	7.88	82.9	646
Fixed Balloon 50/30	13	3,054,714	1.1	7.53	80.5	636
Fixed Rate	404	51,739,829	17.9	8.25	79.6	631
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	1,364	218,108,820	75.6	7.89	81.9	628
PUD	152	29,614,781	10.3	7.61	82.7	643
Condo	115	19,466,516	6.7	7.60	83.2	649
2 Family	55	12,665,305	4.4	7.82	77.7	635
3-4 Family	32	8,232,999	2.9	7.96	75.7	661
Co-op	4	383,832	0.1	7.85	87.4	652
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.59 - 4.00	20	4,158,021	1.9	7.31	74.8	646
4.01 - 4.50	31	7,943,785	3.6	6.46	79.8	675
4.51 - 5.00	102	23,489,152	10.6	6.89	79.5	656
5.01 - 5.50	159	34,564,665	15.6	7.17	82.5	640
5.51 - 6.00	278	56,424,226	25.5	7.30	81.6	641
6.01 - 6.50	188	35,029,553	15.8	7.80	82.0	627
6.51 - 7.00	233	42,021,705	19.0	8.55	82.1	605
7.01 - 7.50	73	9,275,852	4.2	9.09	86.1	597
7.51 - 8.00	67	7,787,583	3.5	9.31	85.3	608
8.01 - 8.50	4	539,809	0.2	9.51	98.6	590
8.51 - 9.00	1	90,161	0.0	9.62	80.0	543
9.01 - 9.38	1	114,660	0.1	10.38	90.0	536
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	5	872,333	0.4	7.47	78.7	543
4 - 6	6	532,364	0.2	8.13	81.3	518
10 - 12	2	449,730	0.2	8.39	81.7	557
13 - 15	9	1,396,099	0.6	8.27	79.8	520
16 - 18	8	1,103,783	0.5	8.54	88.6	615
19 - 21	594	115,697,956	52.2	7.47	82.0	632
22 - 24	376	68,613,655	31.0	8.00	80.6	631
25 - 27	2	203,234	0.1	9.12	83.5	514
28 - 30	1	329,433	0.1	8.60	64.1	517
31 - 33	48	10,387,649	4.7	7.78	86.3	642
34 - 36	83	17,133,595	7.7	7.61	82.3	642
Greater than 36	23	4,719,341	2.1	7.43	84.1	655
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.34 - 11.50	10	2,218,031	1.0	5.42	77.6	647
11.51 - 12.00	26	6,508,392	2.9	5.84	81.8	680
12.01 - 12.50	77	17,504,372	7.9	6.33	80.5	659
12.51 - 13.00	224	47,112,288	21.3	6.81	79.1	654
13.01 - 13.50	214	42,576,997	19.2	7.31	81.7	644
13.51 - 14.00	181	35,027,251	15.8	7.78	83.0	627
14.01 - 14.50	102	18,189,967	8.2	8.27	82.3	620
14.51 - 15.00	105	20,255,250	9.1	8.71	82.9	607
15.01 - 15.50	89	13,048,109	5.9	9.30	84.6	585
15.51 - 16.00	79	11,534,467	5.2	9.57	86.0	589
16.01 - 16.50	26	4,250,485	1.9	10.03	84.1	567
16.51 - 17.00	14	1,827,338	0.8	10.28	86.1	561
17.01 - 17.50	7	829,664	0.4	10.71	78.9	545
17.51 - 18.00	2	476,630	0.2	10.63	76.7	562
18.01 - 19.00	1	79,931	0.0	12.00	76.8	600
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
4.75 - 5.50	21	4,832,942	2.2	6.51	77.5	625
5.51 - 6.00	32	7,512,413	3.4	6.15	80.8	673
6.01 - 6.50	90	20,714,054	9.4	6.60	79.9	652
6.51 - 7.00	249	51,812,462	23.4	7.04	79.2	649
7.01 - 7.50	207	40,434,983	18.3	7.31	81.7	646
7.51 - 8.00	181	34,965,742	15.8	7.80	83.5	627
8.01 - 8.50	91	15,832,450	7.1	8.27	83.3	620
8.51 - 9.00	98	18,811,488	8.5	8.79	83.4	608
9.01 - 9.50	87	13,130,554	5.9	9.31	84.6	583
9.51 - 10.00	63	7,898,544	3.6	9.74	87.8	578
10.01 - 10.50	23	3,537,037	1.6	10.28	84.1	562
10.51 - 11.00	10	1,443,125	0.7	10.63	86.8	570
11.01 - 11.50	4	433,450	0.2	11.19	84.1	554
11.51 - 12.00	1	79,931	0.0	12.00	76.8	600
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	47	10,580,959	4.8	8.39	80.7	598
1.50	9	1,606,348	0.7	8.12	79.2	590
2.00	126	26,829,229	12.1	7.69	82.6	644
3.00	975	182,422,635	82.4	7.63	81.8	632
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,144	219,450,321	99.1	7.67	81.8	632
1.50	13	1,988,850	0.9	8.12	81.1	576
Total:	1,157	221,439,171	100.0	7.68	81.8	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	1,381	211,977,717	73.5	8.13	81.8	622
24	3	640,242	0.2	8.03	86.5	635
60	325	72,206,229	25.0	7.03	81.3	659
120	13	3,648,066	1.3	6.89	83.7	662
Total:	1,722	288,472,254	100.0	7.84	81.7	632

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date.  Approximately 27.3% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,233
Total Outstanding Loan Balance	$273,953,112*	Min	Max
Average Loan Current Balance	$222,184	$18,598	$855,000
Weighted Average Original LTV	81.1%**
Weighted Average Coupon	7.84%	5.34%	14.25%
Arm Weighted Average Coupon	7.72%
Fixed Weighted Average Coupon	8.30%
Weighted Average Margin	5.84%	1.66%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	96.5%
% Second Liens	3.5%
% Arms	79.9%
% Fixed	20.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$267,500,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.34 - 5.50	6	2,149,497	0.8	5.42	83.1	667
5.51 - 6.00	14	5,517,852	2.0	5.85	81.8	657
6.01 - 6.50	56	17,896,422	6.5	6.33	77.9	656
6.51 - 7.00	168	46,858,816	17.1	6.82	78.8	647
7.01 - 7.50	234	56,996,175	20.8	7.29	77.1	634
7.51 - 8.00	232	53,105,867	19.4	7.80	79.9	634
8.01 - 8.50	124	27,155,778	9.9	8.31	81.7	621
8.51 - 9.00	126	25,762,897	9.4	8.77	82.6	609
9.01 - 9.50	65	12,957,442	4.7	9.30	87.9	618
9.51 - 10.00	69	12,373,318	4.5	9.80	90.4	602
10.01 - 10.50	28	3,776,647	1.4	10.33	92.3	613
10.51 - 11.00	28	2,617,374	1.0	10.75	94.6	638
11.01 - 11.50	18	1,420,895	0.5	11.28	96.1	619
11.51 - 12.00	38	3,514,589	1.3	11.79	98.1	624
12.01 - 14.25	27	1,849,544	0.7	12.66	99.6	627
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
455 - 475	5	757,933	0.3	9.11	82.3	463
476 - 500	4	282,472	0.1	9.00	83.2	493
501 - 525	20	3,866,642	1.4	8.60	72.2	518
526 - 550	59	11,476,814	4.2	8.30	72.8	540
551 - 575	103	17,422,308	6.4	8.20	75.1	564
576 - 600	136	28,904,915	10.6	8.33	79.8	588
601 - 625	277	58,007,826	21.2	7.93	81.6	613
626 - 650	258	59,140,849	21.6	7.74	81.7	637
651 - 675	193	47,119,765	17.2	7.63	83.2	662
676 - 700	95	22,374,947	8.2	7.55	83.0	687
701 - 725	51	14,756,601	5.4	7.39	84.6	712
726 - 750	19	5,806,064	2.1	7.10	84.7	738
751 - 775	12	3,625,575	1.3	7.36	81.7	763
776 - 790	1	410,400	0.1	7.95	80.0	790
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance ($)	Loans	Balance ($)	Balance	%	%	FICO
18,597 - 50,000	55	2,119,900	0.8	10.66	94.0	625
50,001 - 100,000	210	15,948,478	5.8	9.38	83.1	616
100,001 - 150,000	216	26,971,586	9.8	8.30	79.2	618
150,001 - 200,000	185	32,268,763	11.8	7.77	79.7	620
200,001 - 250,000	145	32,697,363	11.9	7.73	79.7	626
250,001 - 300,000	132	36,240,036	13.2	7.56	80.8	632
300,001 - 350,000	67	21,849,626	8.0	7.71	82.5	640
350,001 - 400,000	56	20,947,527	7.6	7.63	81.8	635
400,001 - 450,000	54	23,103,324	8.4	7.48	80.0	633
450,001 - 500,000	46	21,775,471	7.9	7.73	81.5	644
500,001 - 550,000	26	13,805,545	5.0	7.32	80.2	648
550,001 - 600,000	18	10,317,322	3.8	7.82	84.9	648
600,001 - 650,000	7	4,374,743	1.6	7.63	84.3	654
650,001 - 700,000	7	4,774,146	1.7	7.59	83.2	658
700,001 - 750,000	6	4,295,253	1.6	7.12	79.5	672
750,001 - 855,000	3	2,464,030	0.9	9.24	93.2	634
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
27.66 - 50.00	28	4,066,287	1.5	7.83	41.7	589
50.01 - 55.00	20	2,658,675	1.0	7.69	53.2	574
55.01 - 60.00	27	5,247,160	1.9	7.67	57.6	587
60.01 - 65.00	24	5,669,090	2.1	7.50	63.3	588
65.01 - 70.00	59	12,098,013	4.4	7.46	68.5	590
70.01 - 75.00	61	13,302,166	4.9	7.53	73.8	594
75.01 - 80.00	570	142,244,415	51.9	7.44	79.8	645
80.01 - 85.00	108	26,260,402	9.6	7.91	84.2	627
85.01 - 90.00	124	31,050,093	11.3	8.13	89.7	629
90.01 - 95.00	37	8,529,069	3.1	9.14	94.9	630
95.01 - 100.00	175	22,827,743	8.3	9.90	100.0	645
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	329	74,693,269	27.3	8.09	81.2	628
1.00	68	18,254,415	6.7	7.97	77.8	630
2.00	547	122,740,243	44.8	7.71	82.2	640
3.00	289	58,265,185	21.3	7.75	79.7	623
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	824	168,139,187	61.4	7.65	80.5	621
Reduced	248	60,217,916	22.0	8.01	81.2	657
Stated Income / Stated Assets	145	41,828,356	15.3	8.35	83.5	638
No Income / No Assets	16	3,767,653	1.4	7.83	83.8	685
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	1,170	265,537,363	96.9	7.83	81.2	633
Second Home	5	1,047,119	0.4	8.16	82.8	641
Investor	58	7,368,629	2.7	8.25	78.8	621
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	201	60,967,756	22.3	7.42	82.6	654
Florida	156	33,853,693	12.4	7.98	80.2	636
Arizona	62	15,897,627	5.8	7.66	82.0	642
Georgia	103	15,625,775	5.7	8.43	84.0	620
New York	43	13,411,334	4.9	7.68	79.9	633
Illinois	55	13,175,116	4.8	8.07	81.7	621
Virginia	50	11,896,474	4.3	8.01	79.2	625
Maryland	39	11,724,922	4.3	7.67	75.8	613
Washington	51	11,456,126	4.2	7.41	77.7	626
New Jersey	36	10,180,909	3.7	7.74	80.2	645
Oregon	39	7,632,757	2.8	7.84	82.9	641
Nevada	26	7,211,515	2.6	8.51	87.3	635
Texas	52	7,186,447	2.6	7.87	82.5	627
North Carolina	31	4,990,474	1.8	7.99	79.8	622
Pennsylvania	30	4,596,973	1.7	7.75	77.6	605
Other	259	44,145,215	16.1	8.15	80.7	612
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	622	131,891,992	48.1	7.92	84.0	651
Refinance - Rate Term	35	8,743,742	3.2	7.38	80.8	644
Refinance - Cashout	576	133,317,377	48.7	7.79	78.3	613
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 2/28	483	117,412,820	42.9	7.61	80.7	640
Arm 2/28 - Balloon 40/30	178	48,227,024	17.6	7.95	83.3	624
Arm 2/28 - Balloon 45/30	2	507,362	0.2	8.46	77.6	621
Arm 2/28 - Balloon 50/30	32	10,425,624	3.8	7.75	81.0	650
Arm 3/27	76	19,050,509	7.0	7.75	83.3	640
Arm 3/27 - Balloon 40/30	28	7,450,590	2.7	8.39	86.8	628
Arm 3/27 - Balloon 45/30	3	717,165	0.3	7.26	81.0	584
Arm 3/27 - Balloon 50/30	30	9,457,896	3.5	7.81	79.8	630
Arm 5/25	14	4,855,896	1.8	7.05	78.1	659
Arm 5/25 - Balloon 40/30	2	634,416	0.2	6.19	77.2	622
Arm 6 Month	1	278,076	0.1	7.50	80.0	663
Fixed Balloon 30/15	112	7,651,966	2.8	11.32	99.5	653
Fixed Balloon 40/30	22	5,734,462	2.1	7.33	74.0	616
Fixed Balloon 45/30	1	263,060	0.1	6.99	80.0	468
Fixed Balloon 50/30	9	1,784,481	0.7	7.46	78.2	620
Fixed Rate	240	39,501,765	14.4	7.90	76.2	609
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	941	208,828,688	76.2	7.83	81.3	631
PUD	158	36,361,692	13.3	7.90	80.6	633
Condo	64	12,680,727	4.6	7.81	81.7	638
2 Family	46	10,632,291	3.9	7.92	80.7	637
3-4 Family	19	4,918,634	1.8	7.51	78.8	636
Co-op	5	531,080	0.2	8.16	77.3	598
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.66 - 4.00	28	9,459,715	4.3	6.81	81.6	677
4.01 - 4.50	34	10,521,420	4.8	6.49	80.2	659
4.51 - 5.00	88	25,512,689	11.6	7.07	79.5	643
5.01 - 5.50	110	30,286,755	13.8	7.37	81.1	648
5.51 - 6.00	182	47,846,037	21.8	7.62	81.2	641
6.01 - 6.50	152	37,103,939	16.9	7.83	81.5	631
6.51 - 7.00	162	40,061,951	18.3	8.32	81.8	618
7.01 - 7.50	48	9,819,983	4.5	9.19	87.9	618
7.51 - 8.00	39	6,765,348	3.1	8.93	85.6	613
8.01 - 8.50	3	1,012,121	0.5	10.11	85.1	559
8.51 - 9.00	2	256,220	0.1	10.06	88.2	545
9.01 - 9.38	1	371,200	0.2	9.38	80.0	661
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	2	339,147	0.2	7.59	80.9	647
4 - 6	11	2,199,357	1.0	7.78	81.7	523
10 - 12	2	524,921	0.2	9.37	65.4	519
13 - 15	6	807,206	0.4	9.04	82.6	517
16 - 18	11	3,320,542	1.5	8.09	80.8	589
19 - 21	396	99,769,256	45.6	7.55	81.9	638
22 - 24	271	70,338,929	32.1	7.90	80.7	642
31 - 33	40	11,713,569	5.3	8.12	87.5	636
34 - 36	94	24,514,140	11.2	7.78	81.0	634
Greater than 36	16	5,490,312	2.5	6.95	78.0	655
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.34 - 11.50	6	2,149,497	1.0	5.42	83.1	667
11.51 - 12.00	12	4,603,428	2.1	5.82	81.7	657
12.01 - 12.50	43	13,767,462	6.3	6.30	79.4	667
12.51 - 13.00	135	38,553,022	17.6	6.83	79.7	650
13.01 - 13.50	186	46,125,761	21.1	7.29	78.6	642
13.51 - 14.00	170	42,699,590	19.5	7.79	81.6	639
14.01 - 14.50	94	21,827,092	10.0	8.31	82.6	624
14.51 - 15.00	95	23,091,762	10.5	8.70	82.5	617
15.01 - 15.50	51	12,790,762	5.8	9.24	87.4	619
15.51 - 16.00	38	10,200,786	4.7	9.76	90.4	603
16.01 - 16.50	9	1,701,725	0.8	10.32	90.1	588
16.51 - 17.00	9	946,646	0.4	10.83	87.3	566
17.51 - 17.78	1	559,845	0.3	11.78	100.0	587
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
4.50 - 4.50	1	267,200	0.1	6.50	80.0	605
4.51 - 5.50	11	3,470,187	1.6	6.36	83.1	649
5.51 - 6.00	15	5,206,186	2.4	6.13	79.8	650
6.01 - 6.50	46	14,207,296	6.5	6.40	79.7	664
6.51 - 7.00	145	41,100,717	18.8	7.00	79.7	647
7.01 - 7.50	183	45,416,943	20.7	7.28	78.5	643
7.51 - 8.00	172	43,810,202	20.0	7.78	81.7	640
8.01 - 8.50	97	23,253,935	10.6	8.36	82.0	623
8.51 - 9.00	87	20,311,317	9.3	8.77	83.9	614
9.01 - 9.50	41	9,943,508	4.5	9.28	89.4	624
9.51 - 10.00	33	8,951,619	4.1	9.80	90.4	601
10.01 - 10.50	8	1,571,777	0.7	10.41	91.0	583
10.51 - 11.00	9	946,646	0.4	10.83	87.3	566
11.51 - 11.78	1	559,845	0.3	11.78	100.0	587
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	39	10,899,403	5.0	7.77	81.7	631
2.00	138	36,860,055	16.8	7.64	79.5	650
3.00	672	171,257,920	78.2	7.74	82.0	634
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	848	218,765,768	99.9	7.72	81.6	637
1.50	1	251,610	0.1	11.49	80.0	455
Total:	849	219,017,378	100.0	7.72	81.6	636

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	1,007	199,123,921	72.7	8.06	80.9	620
24	1	371,200	0.1	9.38	80.0	661
60	223	73,378,991	26.8	7.25	81.8	665
120	2	1,079,000	0.4	6.49	79.1	653
Total:	1,233	273,953,112	100.0	7.84	81.1	632

*

Note, for second liens, CLTV is employed in this calculation.